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                                                                       EXHIBIT 5

                     LANGE, SIMPSON, ROBINSON & SOMERVILLE
                             ATTORNEYS & COUNSELORS
                       417 20TH STREET NORTH, SUITE 1700
                         BIRMINGHAM, ALABAMA 35203-3272
                            TELEPHONE (205) 250-5000
                            FACSIMILE (205) 250-5034


                                 April 25, 1993


First Alabama Bancshares, Inc.
P.O. Box 1448
Montgomery, Alabama 36102

        Re:    First Alabama Bancshares, Inc. -- S-4 Registration
               Statement, No. 33-53105

Ladies and Gentlemen:

        We have acted as counsel for First Alabama Bancshares, Inc., a Delaware corporation, ("First Alabama") in connection with the merger between Guaranty Bancorp, Inc. ("Guaranty") and First Alabama (the "Merger") and in connection with the registration of common stock of First Alabama on Form S-4 under the Securities Act of 1933. The Merger provides for issuance of shares of common stock of First Alabama, par value $.625 per share, issuable to the stockholders of Guaranty upon consummation of the Merger. The number of shares of First Alabama to be issued in the Merger depends on the exchange ratio, which is defined in the Agreement and Plan of Reorganization between First Alabama and Guaranty, dated as of December 27, 1993.

        We have examined and are familiar with the registration statement on Form S-4 (33-53105) filed with the Securities and Exchange Commission, as such registration statement has been amended to date. We have examined and are familiar with the records relating to the organization of First Alabama and the proceedings taken by its directors to date, and we have examined

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First Alabama Bancshares, Inc.

April 25, 1994

Page 2

such other documents and records as we have deemed relevant for purposes of rendering this opinion.

        Based on the foregoing it is our opinion that upon satisfaction of the conditions precedent to consummation of the Merger, or waiver of such conditions capable of being waived, and upon consummation of the Merger, the shares of stock of First Alabama issued pursuant to the Merger will be duly authorized, validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

        We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to Lange, Simpson, Robinson & Somerville under the caption "Legal Opinions" in the proxy statement/prospectus forming a part of the registration statement.

                                Very truly yours,



                                /s/ Lange, Simpson, Robinson & Somerville